As filed with the Securities and Exchange Commission on February 8, 1999

                                                 Registration No. 333-__________
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
              -----------------------------------------------------

                                    FORM S-3
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

              -----------------------------------------------------


                                 IMAGINON, INC.
                 -----------------------------------------------
                 (Exact name of Registrant specified in charter)

Delaware                                                              84-1217733
------------------------------                               -------------------
(State or Jurisdiction of                                          (IRS Employer
Incorporation or organization)                               Identification No.)

                           1313 LAUREL STREET, SUITE 1
                          SAN CARLOS, CALIFORNIA 94070
                               PHONE 650-596-9300
    ------------------------------------------------------------------------
    (Address, including zip code, and telephone number, including area code,
                   Registrant's principal executive offices)

                                DAVID M. SCHWARTZ
                           1313 LAUREL STREET, SUITE 1
                          SAN CARLOS, CALIFORNIA 94070
                               PHONE 650-596-9300
 -------------------------------------------------------------------------------
 (Name, address and telephone number, including area code, of agent for service)

        Copies of communication, including all communication sent to the agent for service, should be sent to:

                               GERALD RASKIN, ESQ.
                                SETH WEISS, ESQ.
                             MICHAEL R. SAVAGE, ESQ.
              FRIEDLOB SANDERSON RASKIN PAULSON & TOURTILLOTT, LLC
                          1400 GLENARM PLACE, SUITE 300
                             DENVER, COLORADO 80202
                                 (303) 571-1400

              -----------------------------------------------------

APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after the effective date of this Registration Statement.

              -----------------------------------------------------

If the only securities being registered on this Form are to be offered pursuant to dividend or interest reinvestment plans, please check the following box: |_|

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: |X|

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check this following box and list the Securities Act registration number of the earlier effective registration statement for the same offering. |_|

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. |_|

|---------------------------------------------------------------------------------------------------------------|
|                         CALCULATION OF REGISTRATION FEE                                                       |
|---------------------------------------------------------------------------------------------------------------|
|Title of each class of securities    |    Amount to be    |      Proposed     |     Proposed    |   Amount of  |
| to  be registered                   |     Registered     |       Maximum     |      Maximum    | Registration |
|                                     |                    |    Offering Price |     Aggregate   |      Fee     |
|                                     |        (1)         |      Per Share    |      Offering   |              |
|                                     |                    |                   |       Price     |              |
|---------------------------------------------------------------------------------------------------------------|
|                                     |                    |                   |                 |              |
|Common Stock issuable upon exercise  |     288,360        |       $.05535     |      $15,960    |           $4 |
|of ImaginOn outstanding warrants     |      shares        |                   |                 |              |
|-------------------------------------|--------------------|-------------------|-----------------|--------------|
|Common Stock issuable upon exercise  |     557,447        |       $.46125     |     $257,122    |          $71 |
|of ImaginOn outstanding warrants     |      shares        |                   |                 |              |
|-------------------------------------|--------------------|-------------------|-----------------|--------------|
|Common Stock issuable upon exercise  |     135,500        |        $.1845     |      $25,000    |           $7 |
|of ImaginOn outstanding warrants     |      shares        |                   |                 |              |
|-------------------------------------|--------------------|-------------------|-----------------|--------------|
|Common Stock issuable upon           |      15,000        |         $2.00     |      $30,000    |           $8 |
|exercise of Dahl warrants            |      shares        |                   |                 |              |
|-------------------------------------|--------------------|-------------------|-----------------|--------------|
|Common Stock issuable upon           |      21,000        |         $2.50     |      $52,500    |          $15 |
|exercise of Placement Agent warrants |      shares        |                   |                 |              |
|-------------------------------------|--------------------|-------------------|-----------------|--------------|
|Common Stock issuable upon           |     120,000        |         $1.50     |     $180,000    |          $50 |
|exercise of underwriter warrants     |      shares        |                   |                 |              |
|-------------------------------------|--------------------|-------------------|-----------------|--------------|
|Common Stock issuable upon           |     120,000        |         $1.80     |     $216,000    |          $60 |
|exercise of underwriter warrants     |      shares        |                   |                 |              |
|-------------------------------------|--------------------|-------------------|-----------------|--------------|
|Common Stock issuable upon           |      58,331        |       $4.8125     |     $280,718    |          $78 |
|exercise of Univest warrants         |      shares        |                   |                 |              |
|-------------------------------------|--------------------|-------------------|-----------------|--------------|
|Common Stock issuable upon           |     221,400        |         $1.00     |     $221,400    |          $62 |
|exercise of Dahl and Altman warrants |      shares        |                   |                 |              |
|-------------------------------------|--------------------|-------------------|-----------------|--------------|
|Common Stock issuable upon           |     100,000        |          $.75     |      $75,000    |          $21 |
|exercise of Grills warrants          |      shares        |                   |                 |              |
|-------------------------------------|--------------------|-------------------|-----------------|--------------|
|Common Stock                         |      20,000        |         $1.00     |      $20,000    |           $6 |
|Par value $.01 per share             |      shares        |                   |                 |              |
|-------------------------------------|--------------------|-------------------|-----------------|--------------|
|Common Stock                         |   2,394,585        |         $5.75 (2) |  $13,768,863    |       $3,828 |
|Par value $.01 per share             |      shares        |                   |                 |              |
|-------------------------------------|--------------------|-------------------|-----------------|--------------|
|Common Stock issuable upon exercise  |   1,870,000        |         $1.50     |   $2,805,000    |         $780 |
|of Publicly-held Warrants warrants   |      shares        |                   |                 |              |
|-------------------------------------|--------------------|-------------------|-----------------|--------------|
|Warrants issuable upon exercise      |     120,000        |          $.30     |      $36,000    |          $10 |
|of underlying warrants               |    warrants        |                   |                 |              |
|-------------------------------------|--------------------|-------------------|-----------------|--------------|
|TOTAL                                |   5,968,016        |                   |  $17,982,553    |       $5,000 |
|---------------------------------------------------------------------------------------------------------------|

(1) This Registration Statement is being used to register 1,582,846 shares of common stock underlying warrants owned by selling security-holders, 2,345,803 shares of common stock owned by selling shareholders, 1,870,000 shares of common stock underlying publicly-held warrants, 120,000 warrants to purchase warrants to purchase 120,000 shares of common stock of the Company plus such indeterminate number of shares of common stock as may be issued by reason of the anti-dilution provisions of the warrants.

(2) Pursuant to Rule 457(c), the average of the high and low price of ImaginOn, Inc. common stock as quoted on the Nasdaq SmallCap Market on Thursday, February 4, 1999, a date within five business days prior to the filing of this registration statement.

                              --------------------

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME
EFFECTIVE ON SUCH DATE AS THE SECURITIES AND EXCHANGE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

      Preliminary Prospectus, Subject to Completion dated February 8, 1999

                                   PROSPECTUS


                                 IMAGINON, INC.

                   1,870,000 SHARES OF COMMON STOCK UNDERLYING
                             PUBLICLY-HELD WARRANTS
                                       AND
      1,582,846 SHARES OF COMMON STOCK UNDERLYING WARRANTS OWNED BY SELLING
                                 SECURITYHOLDERS
                                       AND
        2,394,585 SHARES OF COMMON STOCK OWNED BY SELLING SECURITYHOLDERS
                                       AND
120,000 WARRANTS TO PURCHASE WARRANTS TO PURCHASE 120,000 SHARES OF COMMON
                              STOCK OF THE COMPANY


         ImaginOn, Inc. is offering 1,870,000 shares of its common stock to holders of its outstanding publicly-held warrants (referred to in this prospectus as the "Publicly-Held Warrants"). The Publicly- Held Warrants, which trade in the over-the-counter market under the symbol IMONW, entitle the holders to purchase one share of common stock for $1.50 until June 30, 1999. Persons who properly exercise the Publicly-Held Warrants will receive common stock certificates without any restriction on the resale of the common stock

         This also is a public offering of shares of common stock and warrants of ImaginOn by various Selling Securityholders identified in this prospectus. The Selling Securityholders will offer the shares and warrants for sale from time to time at prevailing market prices. ImaginOn will not receive any of the proceeds from the offering, except for any proceeds from the cash exercise of warrants held by the Selling Securityholders or holders of the Publicly-held Warrants.

         Certain of the shares included in this prospectus are not currently outstanding and will be issued to the Selling Securityholders and holders of the Publicly-held Warrants upon the exercise of outstanding warrants. The following is a breakdown of these shares:

         Shares to be issued upon:
                  Exercise of Publicly-held Warrants              1,870,000
                  Exercise of Warrants owned
                  by Selling Securityholders                      1,582,846
         Outstanding Shares to be Resold by
         Selling Securityholders                                  2,394,585

         Total Shares Offered                                     5,848,016
                                                                  =========

         This summation does not include the 120,000 warrants to purchase warrants to purchase 120,000 shares of common stock of the Company, but does include the underlying shares of common stock issuable upon exercise.

|------------------------------------------------------------------------------|
| An investment in the stock of ImaginOn involves a high degree of risk. | | The shares should only be purchased by persons who can afford a complete |
|                 loss. See "Risk Factors" beginning on page 7                 |
|------------------------------------------------------------------------------|

         The Securities and Exchange Commission has not approved or disapproved these securities or determined that this prospectus is truthful or complete. A representation to the contrary is a criminal offense. The information in this prospectus is not complete, and it may change.

              -----------------------------------------------------


         This prospectus is included in the Registration Statement that was filed by the Company with the Securities and Exchange Commission. Unless their shares are included on a previously filed and effective Registration Statement, Selling Securityholders and holders of the Publicly-held Warrants cannot sell their securities until that Registration Statement becomes effective. This prospectus is not an offer to sell the securities or the solicitation of an offer to buy the securities in any state for an offer to sell or the solicitation of an offer to buy is not permitted.

         The date of this Prospectus is February 8, 1999

                                TABLE OF CONTENTS

TABLE OF CONTENTS

     Information about ImaginOn, Inc.........................................-4-

     Forward-Looking Statements..............................................-4-

     Glossary................................................................-4-

     Overview of ImaginOn, Inc.'s Business...................................-6-

     Overview of ImaginOn.com's Business.....................................-7-

     Risk Factors............................................................-7-

     Where You Can Find More Information....................................-10-

     Use of Proceeds........................................................-11-

     Description of the Offering............................................-12-

     Selling Securityholders and Holders of the Publicly-held Warrants......-12-

     Plan of Distribution...................................................-20-

     Special Considerations to the Holders of the Publicly-held Warrants....-20-

     Exercise of Warrants...................................................-21-

     Indemnification Provided in Connection with the Offering by the

          Selling Securityholders...........................................-21-

     Legal Matters..........................................................-21-

     Experts................................................................-22-

                           FORWARD-LOOKING STATEMENTS

         Certain statements contained in this Prospectus and in the documents incorporated by reference herein, constitute "forward-looking statements" within the meaning of Section 27A of the Securities Act, as amended, and Section 21E of the Exchange Act, as amended. These forward-looking statements can be identified by the use of predictive, future-tense or forward-looking terminology, such as "believes," "anticipates," "expects," "estimates," "may," "will" or similar terms. Forward-looking statements also include projections of financial performance, statements regarding management's plans and objectives and statements concerning any assumption relating to the foregoing. Certain important factors regarding the Company's business, operations and competitive environment which may cause actual results to vary materially from these forward-looking statements are discussed below under the caption "Risk Factors."


                        INFORMATION ABOUT IMAGINON, INC.


                                    GLOSSARY

         The following glossary may be helpful in understanding the business and risk factors associated with ImaginOn, Inc. and its wholly-owned subsidiary
ImaginOn.com:

         "BROWSER" - Short for Web Browser; it's the tool (program) that allows a user to surf the web.

         "BUFFER" - A storage area for a finite amount of data in a computer system or digital transmission system.

         "CD-ROM" - Compact Disc - Read Only Memory. A CD-ROM is any compact disc which contains computer data. These discs can store large amounts of data. If there is a large amount of data on a CD-ROM, then it is usually impractical to copy the data to the hard disk, in this case, you must insert the disc whenever you want to use the data. The ROM simply means that you cannot save information onto these discs. CD-Rom may also refer to the drive used to read these discs.

         "COMPILER" - A software program that processes a structured set of data and creates another data set. If the data is a computer program written in a human-readable language, the output will usually be a set of instructions that can be executed by a computer to perform the tasks the programmer intended.

         "DVD"- Digital video disc or digital versatile disc. DVD Rom is similar to a large capacity CD Rom. DVD movies are DVD discs containing digitalized Hollywood movies. DVD Ram (Random Access Memory) is recordable DVD media, like CDR (CD Recordable) and CDRW (CD Read/Write discs.)

         "E-MAIL" - E-mail stands for electronic mail. Most networks support some form of e-mail. E-mail allows a user to send text (such as a letter) to another person on another computer.

         "ELECTRONIC-MAIL" - This tool is usually provided by an internet service provider. It allows a user to send and receive mail (messages) over the Internet.

         "HTML" - Hypertext Mark-Up Language. HTML is not really a programming language, but a way to format text by placing marks around the text. For example, HTML allows a user to make a word bold or underline it. HTML is the foundation for most web pages.

         "HYPERLINK" - A data object, such as text or an image, that has a dual purpose. The first purpose is to convey information in the form of text or a picture. The second purpose is to connect the user to another data object, that may be somewhere else entirely separate from the text or image presented. For example, on an Internet Web page, the word "Poodle" within a text about dogs might serve to connect the user to another web page specifically about poodles, when the user clicks their mouse button while their cursor is on the word "Poodle."

         "HYPERTEXT" - Text on a web page that links the user to another web page. The hypertext, or links will usually be different color than the other text on the page and is usually underlined.

         "I/O" - Input/Output. The place where data enters or leaves a computer system or digital transmission system.

         "INTERNET" - Originally called ARPANET after the Advanced Research Projects Agency of the U.S. Department of Defense. This electronic network connects the hosts together so that a user may go from one Web Page to another efficiently. The electronic connection began as a government experiment in 1969 with four computers connected together over phone lines. By 1972, universities also had access to what was by then called the Internet.

         "KEYWORD" - A word a user might use to search for a web site.

         "LATENCY" - The time it takes for a computer or transmission system to respond to the user's input.

         "LINK" - A link will transport a user from one Internet site to another with just a click of the mouse. Links can be text or graphic and are recognizable once the user knows what to look for. Text links usually will be underlined and often a different color than the rest of the text on the screen. A graphic link usually has a frame around it.

         "LOSSLESS" - A digital process that preserves information. For example, the process that digitizes financial data for transmission over computer networks is lossless, so the numbers do not change between sender and receiver.

         "LOSSY" - A digital process that loses information. For example, the process that digitizes voice for long distance telephone calls is lossy, so the quality of the audio is less than perfect.

         "NET" - Short for Internet.

         "NETWORK" - A multi-dimensional set of items and the connections between them.

         "NODE" - The point within a network where an item resides, or a connection is made to an item in the network.

         "OBJECT" - A self-contained item of information that has predefined attributes and behaviors. Objects are used by computer programs to store data and represent data. Examples of objects are digital images, a text page, a display window.

         "ONLINE" - Having accesses to the Internet.

         "REAL-TIME" - To view or hear something in real-time means to see or hear it immediately and without any slowdowns. Real-time audio on the Internet, for example, means the user does not have to wait an entire audio file to download, but can (almost) immediately start listening to the audio as it is coming to them.

         "SITE" - A place on the Internet. Every web page has a location where it resides which is called its site. Every site has an address usually beginning with "http://."

         "STREAM" - Digital data that is transmitted or delivered as a continuous flow of information within a channel. The stream may or may not have a fixed duration. Examples of streams are digitized audio and digitized video.

         "SURFING" - The process of "looking around" the Internet.

         "URL" - Uniform Resource Locator. The address of an Internet site.

         "WWW" - An acronym for the World Wide Web.

         "WEB" - Short for the World Wide Web.

         "WEB BROWSER" - The tool (program) that allows one to surf the World Wide Web.

         "WEB PAGE" - Every time a user is on the Internet, they are looking at a web page.

         "WORLD WIDE WEB" - A full-color, multimedia database of information on the Internet. Like the name implies the World Wide Web is a universal mass of web pages connected together through links. Theoretically, if a user clicks on every link on every web page you would eventually visit every corner of the world without ever leaving their computer chair.


                         OVERVIEW OF IMAGINON'S BUSINESS

         In 1997, the Company, operating under the name California Pro Sports Inc., had limited operating revenue from its in-line skate and snowboard businesses. In September 1997, the Company sold substantially all of the assets of its ice and street/roller hockey business. Also in 1997, due to continuing operating losses, management decided to restructure the Company and reduce its debt. During 1998, the Company had no operating revenues, but did have income from sub-licensing agreements.

         On October 2, 1997, the Company signed a letter of intent to merge a wholly-owned subsidiary corporation with ImaginOn, Inc., a privately-held software company incorporated in the state of California. For clarity of this prospectus, this company will be referred to as "ImaginOn.com". On January 30, 1998, the Company entered into an agreement and plan of merger with ImaginOn.com (the "Merger").

         The stockholders of both the Company and ImaginOn.com approved the Merger in late 1998. The stockholders of the Company also approved changing the name of the Company from California Pro Sports, Inc. to ImaginOn, Inc., and the name change was filed with the state of Delaware on December 18, 1998.

         On January 20, 1998, the Merger was completed and the shareholders of ImaginOn.com became stockholders of ImaginOn, Inc. and were issued 21,256,419 shares of the Company's common stock. As a result of the Merger, the Company conducts all of its active business through the ImaginOn.com subsidiary.

         ImaginOn's principal executive offices are located at 1313 Laurel Street, Suite 1, San Carlos, California 94070. Its telephone number is (650) 596-9300. Its world wide web homepage can be found at www.imaginon.com.

                       OVERVIEW OF IMAGINON.COM'S BUSINESS

         ImaginOn.com designs, sells and manufactures: (i) consumer software products for the rapidly growing "infotainment" and "edutainment" CD/DVD-ROM markets; and (ii) Internet software. ImaginOn.com's core proprietary technology, "Transformational Database Processing and Playback" ("TDPP"), is embodied in a set of 12 software tools. New products created with ImaginOn.com tools are characterized by seamless real-time access to video, audio, graphics, text, html and 3D objects from multiple remote or local databases. ImaginOn.com is packaging its tool set as an internet data management system. This package will be marketed as an enterprise- wide solution for delivering "Learning on Demand." Taking advantage of its own tool set to build innovative and unique products quickly and at low cost, ImaginOn.com is producing a series of interactive travelogues for distribution on CD and DVD. ImaginOn.com's first general-purpose software application, "WebZinger(TM)," is an automated productivity tool that searches the Web, then formats its results into a graphic PowerPoint(TM)-like slideshow. WebZinger substantially increases the efficiency of Web and intranet searches for both new and sophisticated users alike.

                                  RISK FACTORS

         PROSPECTIVE INVESTORS SHOULD CONSIDER CAREFULLY THE FOLLOWING RISK FACTORS, AS WELL AS THE OTHER INFORMATION CONTAINED IN THIS PROSPECTUS, BEFORE MAKING AN INVESTMENT IN THE COMMON STOCK. ANY ONE OR A COMBINATION OF THESE RISK FACTORS MAY HAVE A MATERIAL ADVERSE EFFECT ON IMAGINON.

         LIMITED OPERATIONS OF THE SPORTING GOODS DIVISION. The Company has limited business operations from its sporting goods division. The Company is currently receiving income from sub-licenses it has entered into regarding the use of the Kemper name and trademark for which it has a license. The Company also licenses the California Pro name and trademark. The Company has liquidated its remaining sports equipment inventory and, therefore, does not maintain, nor does it intend to accumulate, an inventory of in-line skate, snowboard or hockey products.

         DEVELOPMENT STAGE OF IMAGINON.COM. ImaginOn.com was incorporated in March 1996 and has generated minimal revenues. Accordingly, its prospects are subject to the risks, expenses and uncertainties frequently encountered by companies in the new and rapidly evolving markets for Internet and interactive media products and services. Specifically, such risks include the failure to continue to develop products using the TDPP technology, the rejection of ImaginOn.com's services by web consumers and the inability of ImaginOn.com to increase sales of WebZinger. Since its inception, ImaginOn.com has been engaged primarily in product development activities. ImaginOn.com's initial product was introduced in July 1997 as shareware, and marketing for ImaginOn.com's proprietary products, WebZinger and WorldCities 2000, commenced in late January 1999. As a result, ImaginOn.com has no relevant operating history upon which an evaluation of its performance and prospects can be made. Although ImaginOn.com's founders have experience in developing and commercializing new products based on innovative technologies, there can be no assurance that unanticipated expenses, problems or technical difficulties will not occur which would result in material delays in product commercialization or that ImaginOn.com's efforts will result in successful product commercialization.

         NEED FOR ADDITIONAL CAPITAL; UNCERTAINTY OF CONTINUED FINANCING. In the future, the Company will require additional financial resources to fund its new product development and growth. Although the Company is actively exploring options for funding, it has received no commitment from any person or source for that financing, and there can be no assurance that adequate financing will be available on reasonable terms. The failure to acquire additional funding when required would have a material adverse effect on the Company's business prospects.

         UNPROVEN ACCEPTANCE OF IMAGINON.COM'S PRODUCTS. The Company's earnings growth will now depend primarily upon market acceptance of its software products, including ImaginOn.com's WebZinger. The commercial version of this product was completed in April 1998 and ImaginOn.com has only just begun its marketing and distribution plan. There can be no assurance that ImaginOn.com's products will be successfully marketed or will achieve customer acceptance.

         DEPENDENCE ON NEW PRODUCTS AND PRODUCT ENHANCEMENT INTRODUCTIONS; PRODUCT DELAYS. ImaginOn.com's success in the software development business depends on, among other things, the timely introduction of successful new products or enhancements of existing products to replace declining revenues from products at the latter stage of a product cycle. Consumer preferences for software products are difficult to predict, and few consumer software products achieve sustained market acceptance. If revenue from new products or enhancements does not replace declining revenues from existing products, ImaginOn.com's business, operating results and financial condition could be materially adversely affected. The process of developing software products such as those offered by ImaginOn is extremely complex and is expected to become more complex. A significant delay in the introduction of one or more new products or enhancements could have a material adverse effect on the ultimate success of such products and on ImaginOn.com's business, operating results and financial condition.

         DEVELOPING MARKET; NEW ENTRANTS. The market for Internet products and CD-ROM computer software is rapidly evolving and is characterized by an increasing number of market entrants who have introduced or developed products and services. Although ImaginOn.com believes that the diverse segments of the Internet market will provide opportunities for more than one supplier of products and services similar to those it possesses, it is possible that a single supplier may dominate one or more market segments. In addition, because the market for CD-ROM computer software is rapidly changing, there can be no assurance that market acceptance of ImaginOn.com's products will be achieved.

         COMPETITION. ImaginOn.com competes with many other providers of online navigation and interactive media information. Many companies offer competitive products or services addressing Web navigation services and infotainment software products. The markets that ImaginOn.com intends to enter for its WebZinger product are characterized by intense competition and an increasing number of new market entrants who have developed or are developing potentially competitive products from companies that are larger and better capitalized and that have expertise and established brand recognition in these markets. Because the infotainment software market segment is still emerging and the cost barriers to entry into this segment are relatively low, ImaginOn.com's competitors range from small companies with limited resources to large, more established producers of infotainment software. ImaginOn.com will face competition from numerous sources, online and Internet service providers and others with the technical capabilities and expertise which would encourage them to develop and commercialize competitive products and services. Some competitors have substantially greater financial, technical, marketing, distribution, personnel and other resources than ImaginOn.com. Increased competition resulting from, among other things, the timing of competitive product releases and the similarity of such products to those of ImaginOn.com, may result in significant price competition, reduced profit margins, a reduction in sell-through of its products at retail stores or on the Internet, any of which could have a material adverse effect on ImaginOn.com's business, operating results or financial condition. In addition, ImaginOn.com believes that large software companies, media companies and film studios are increasing their focus on the interactive entertainment and infotainment sectors of the software market and, as a result of their financial and other resources, name recognition, customer base and licensed rights, are significant competitors in the software industry. Current and future competitors with greater financial resources than ImaginOn.com may be able to carry larger inventories, undertake more extensive marketing campaigns, adopt more aggressive pricing policies and make higher offers or guarantees to software developers and co-development partners than ImaginOn.com. ImaginOn.com may not have the resources required to respond effectively to the market or technological changes or to compete successfully with current or future competitors or that competitive pressures faced by ImaginOn.com will not materially and adversely affect ImaginOn.com's business, operating results or financial condition.

         GOVERNMENT REGULATION. ImaginOn.com is not currently subject to direct regulation by any government agency in the United States, other than regulations applicable to conduct businesses generally, and there are currently few laws or regulations directly applicable to access to or commerce on the Internet. Due to the increasing popularity and use of the Internet, it is possible that laws and regulations may be adopted with respect to the Internet, covering issues such as user privacy, pricing and characteristics and quality of products and services. Such laws or regulations could also limit the growth of the Internet, which could in turn decrease the demand for ImaginOn.com's proposed products and services and increase ImaginOn.com's cost of doing business. Inasmuch as the applicability to the Internet of the existing laws governing issues such as property ownership, libel and personal privacy is uncertain, any such new legislation or regulation or the application of existing laws and regulations to the Internet could have an adverse effect on ImaginOn.com's business and prospects.

         DEPENDENCE ON MANAGEMENT. The success of the Company will be dependent upon the personal efforts of its President and Chief Executive Officer, David M. Schwartz, and its Vice President, Engineering, Leonard W. Kain. The loss of the services of either individual could have a material adverse effect on ImaginOn's business and prospects. The Company has not obtained "key-person" life insurance on Messrs. Schwartz and Kain. The success of the Company is also dependent upon its ability to hire and retain additional qualified management, marketing, technical, financial and other personnel. Competition for qualified personnel is intense and the Company may not be able to hire or retain qualified personnel which could have a material adverse effect on the Company.

         THIRD PARTY ARRANGEMENTS. ImaginOn.com has entered into certain agreements and informal relationships with other software and computer companies under which the companies will use ImaginOn.com's products in their respective businesses. ImaginOn.com believes these arrangements are important to the promotion of ImaginOn.com's products and the public recognition of the "ImaginOn" name. These arrangements typically are not exclusive, and may be terminable upon little or no notice. Any such event could have a material adverse effect on the Company's business, results of operations and financial condition.

         TRADEMARKS AND PROPRIETARY RIGHTS. The Company's success and ability to compete is dependent in part on ImaginOn.com's proprietary technology. ImaginOn.com regards its technology as proprietary and relies primarily on a combination of U.S. patents, trademarks, copyrights, trade secret laws, third-party non-disclosure agreements and other methods to protect its proprietary rights. The technology in which ImaginOn.com has proprietary rights is contained in its software. ImaginOn.com owns the GameFilm tools and know-how and has obtained a license for the GameFilm technology from JT Storage, Inc., successor to Atari, Inc. Currently, ImaginOn.com has a patent application pending for its "TDPP" technology. Effective trademark, patent, copyright and trade secret protection may not be available in every country in which ImaginOn.com's products and media properties will be distributed or made available through the Internet. There can be no assurance that the steps taken by ImaginOn.com to protect its proprietary rights will be adequate or that third parties will not infringe or misappropriate ImaginOn.com's copyrights, trademarks, and similar proprietary rights.

         LIABILITY FOR INFORMATION SERVICES. Because materials may be downloaded by the online or Internet services operated or facilitated by ImaginOn.com and may be subsequently distributed to others, there is a potential that claims will be made against ImaginOn.com for defamation, negligence, copyright or trademark infringement, personal injury or other theories based on the nature and content of such materials. Such claims have been brought, and sometimes successfully pressed, against online service providers in the past. Although ImaginOn.com carries general liability insurance, ImaginOn.com's insurance may not cover potential claims of this type or may not be adequate to indemnify ImaginOn.com for all liability that may be imposed. Any impositions of liability or legal defense expenses are not covered by insurance or in excess of insurance coverage could have a material adverse effect on ImaginOn.com's business, operating results and financial condition.

         SUBSTANTIAL DILUTION TO CURRENT STOCKHOLDERS. As a result of the Merger with ImaginOn.com, there was substantial dilution to current stockholders of the Company.

         INTEGRATION OF IMAGINON OPERATIONS. The Merger of ImaginOn, Inc. with ImaginOn.com significantly altered the Company's business. There can be no assurance that the Company can realize the expected benefits of the Merger.

                       WHERE YOU CAN FIND MORE INFORMATION

         Federal securities law requires the Company to file information with the Securities and Exchange Commission concerning its business and operations. Accordingly, the Company files annual, quarterly, and special reports, proxy statements and other information with the Commission. You can inspect and copy of this information at the Public Reference Facility maintained by the Commission at Judiciary Plaza, 450 5th Street, N.W., Room 1024, Washington, D.C. 20549. You can also do so at the following regional offices of the Commission:

         * New York Regional Office, 7 World Trade Center, Suite 1300, New York, New York 10048

         * Chicago Regional Office, Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661.

         You can receive additional information about the operation of the Commission's Public Reference Facilities by calling the Commission at 1-(800) SEC-0330. The Commission also maintains a website at http://www.sec.gov that contains reports, proxy and information statements and other information regarding companies that, like the Company, file information electronically with the Commission.

         The Commission allows the Company to "incorporate by reference" information that has been filed with them, which means that the Company can disclose important information to you by referring you to the other information we have filed with the Commission. The information that we incorporate by reference is considered to be part of this prospectus, and related information that we file with the Commission will automatically update and supersede information we have included in this prospectus. We also incorporate by reference any future filings we make with the Commission under Sections 13(a), 13(c) or 15(d) of the Securities Exchange Act of 1934, as amended, until the Selling Securityholders sell all of their shares or until the registration rights of the Selling Securityholders expire. This prospectus is part of a Registration Statement that we filed with the Commission (Registration No. 333-______).

            FILING                                          PERIOD
Annual Report on Form 10-KSB.................... Year ended December 31, 1997, as amended by Form 10-KSB/A-1
                                                 and filed on October 23, 1998
Quarterly Reports on Form 10-QSB................ Quarters Ended September 30,
                                                 1998, June 30, 1998 as amended
                                                 and March 31, 1998 as amended
Current reports on Form 8-K..................... Dated:
                                                 *        February 3, 1999
                                                 *        June 25, 1998
                                                 *        March 25, 1998
                                                 *        February 23, 1998
Proxy Statement on Schedule 14A................. For the Special Meeting held
                                                 December 10, 1998
Description of the Company's Common Stock....... See the Company's Registration
                                                 Statement on Form 8-A, File
                                                 No. 0-25114.

         You can request a free copy of the above filings or any filings subsequently incorporated by reference into this prospectus by writing or calling us at the following address:

                               Investor Relations
                                 ImaginOn, Inc.
                          1313 Laurel Street, Suite #1
                          San Carlos, California 94070
                            Telephone: (650) 596-9300

         You should rely only on the information incorporated by reference or provided in this prospectus or any supplement or amendment to this prospectus. We have not authorized anyone else to provide you with different information or additional information. Selling Securityholders will not make an offer of the Company's Common Stock in any state where the offer is not permitted. You should not assume that the information in this prospectus, or any supplement or amendment to this prospectus, is accurate at any date other than the date indicated on the cover page of such documents.

                                 USE OF PROCEEDS

         If all the warrants are exercised at their current exercise prices, the Company will receive net proceeds of approximately $4 million. The proceeds of any warrant exercises will be used for working capital purposes.

                           DESCRIPTION OF THE OFFERING

         The Selling Securityholders and holders of the Publicly-held Warrants are offering an aggregate of 5,848,016 shares of the Company's Common Stock, Par value $.01 per share ("Common Stock"). Of these shares, 2,394,585 shares of Common Stock are currently outstanding, 1,582,846 shares of Common Stock will be issued to the Selling Securityholders upon the exercise of the outstanding convertible securities, and 1,870,000 shares of Common Stock will be issued to the holders of the Publicly-held Warrants upon the exercise of the outstanding convertible securities. The company is also registering 120,000 warrants to purchase warrants to purchase 120,000 shares of the Company's Common Stock. These 120,000 shares are included in the 1,582,841 shares of the Common Stock which will be issued to the Selling Securityholders upon the exercise of the warrants underlying the warrants.

   SELLING SECURITYHOLDERS AND HOLDERS OF THE COMPANY'S PUBLICLY-HELD WARRANTS

         The following tables set forth the total number of shares to be registered by this Prospectus. Table I lists each warrant issuance to the Selling Securityholders. Table II lists the securities to be registered and offered for sale by the Selling Securityholders and holders of the Company's Publicly-held Warrants. Table II also names each of the Selling Shareholders individually. Except as indicated, the Selling Securityholders and holders of the Company's Publicly-held Warrants are offering all of the shares of Common Stock and warrants owned by them or received by them upon the exercise of the warrants.

         Because the Selling Securityholders and holders of the Company's Publicly-held Warrants may offer all or part of the shares of Common Stock received upon exercise of the warrants, which they hold pursuant to the offering contemplated by this Prospectus, and because their offering is not being underwritten on a firm commitment basis, no estimate can be given as to the amount of warrants that will be held upon termination of this offering. The shares of Common Stock received upon exercise of the warrants offered by this prospectus may be offered from time to time by the Selling Securityholders and holders of the Company's Publicly-held Warrants.

                                     TABLE I
                WARRANT ISSUANCES TO THE SELLING SECURITYHOLDERS

|===============================================================================================================|
|                     |                     |             |                |                 |    Common Stock  |
|                     |        Warrants     |    Grant    |    Exercise    |    Expiration   |    Issuable Upon |
|     Title           |      Outstanding    |    Date     |      Price     |       Date      |       Exercise   |
|===============================================================================================================|
|                     |                     |             |                |                 |                  |
|PLACEMENT AGENT      |           21,000    |    9/8/94   |        $2.50   |         9/7/99  |           21,000 |
|WARRANTS             |                     |             |                |                 |                  |
|---------------------|---------------------|-------------|----------------|-----------------|------------------|
|UNDERWRITER          |          120,000    |   1/17/95   |        $1.50   |        1/17/00  |          120,000 |
|WARRANTS I           |                     |             |                |                 |                  |
|---------------------|---------------------|-------------|----------------|-----------------|------------------|
|UNDERWRITER          |          120,000    |   1/17/95   |        $1.80   |        1/17/00  |          120,000 |
|WARRANTS II          |                     |             |                |                 |                  |
|---------------------|---------------------|-------------|----------------|-----------------|------------------|
|WARRANTS             |          120,000    |   1/17/95   |         $.30   |        1/17/00  |          120,000 |
|UNDERLYING           |                     |             |                |                 |                  |
|UNDERWRITER          |                     |             |                |                 |                  |
|WARRANTS             |                     |             |                |                 |                  |
|---------------------|---------------------|-------------|----------------|-----------------|------------------|
|PUBLICLY-HELD        |        1,870,000    |  1995 IPO   |        $1.50   |        6/30/99  |        1,870,000 |
|WARRANTS             |                     |             |                |                 |                  |
|---------------------|---------------------|-------------|----------------|-----------------|------------------|
|IMAGINON             |          288,368    |             |      $.05535   |        9/22/00  |          288,368 |
|OUTSTANDING          |                     |             |                |                 |                  |
|WARRANTS I           |                     |             |                |                 |                  |
|---------------------|---------------------|-------------|----------------|-----------------|------------------|
|IMAGINON             |          503,247    |             |      $.46125   |        1/20/00  |          503,247 |
|OUTSTANDING          |                     |             |                |                 |                  |
|WARRANTS II          |                     |             |                |                 |                  |
|---------------------|---------------------|-------------|----------------|-----------------|------------------|
|IMAGINON             |          135,500    |             |       $.1845   |       11/25/00  |          135,500 |
|OUTSTANDING          |                     |             |                |                 |                  |
|WARRANTS III         |                     |             |                |                 |                  |
|---------------------|---------------------|-------------|----------------|-----------------|------------------|
|DAHL I WARRANTS      |           20,000    |   4/15/97   |        $1.00   |        4/15/00  |           20,000 |
|---------------------|---------------------|-------------|----------------|-----------------|------------------|
|DAHL II WARRANTS     |           15,000    |    9/7/97   |        $2.00   |         9/7/00  |           15,000 |
|---------------------|---------------------|-------------|----------------|-----------------|------------------|
|ALTMAN I WARRANTS    |           51,400    |    9/ /94   |        $1.00   |        4/14/02  |           51,400 |
|---------------------|---------------------|-------------|----------------|-----------------|------------------|
|ALTMAN II WARRANTS   |          150,000    |    8/ /95   |        $1.00   |         8/1/03  |          150,000 |
|---------------------|---------------------|-------------|----------------|-----------------|------------------|
|GRILLS WARRANTS      |          100,000    |   4/13/97   |         $.75   |        4/13/02  |          100,000 |
|---------------------|---------------------|-------------|----------------|-----------------|------------------|
|UNIVEST WARRANTS     |           58,331    |   7/25/95   |      $4.8125   |        7/25/00  |           58,331 |
|---------------------------------------------------------------------------------------------------------------|

                              TABLE II: SECURITIES
    WARRANTS TO BE REGISTERED AND OFFERED BY THE SELLING SECURITYHOLDERS AND
                 HOLDERS OF THE COMPANY'S PUBLICLY-HELD WARRANTS

|=======================================================================================================================|
|                        |            Amount of      |    Common Stock    |    Warrants to be   |     Amount of Common  |
|                        |           Common Stock    |    to be Offered   |    Offered by the   |     Stock Owned After |
|            Name        |        Owned Before This  |   by the Selling   |        Selling      |      the Offering is  |
|                        |             Offering      |   Securityholder   |    Securityholder   |         Complete      |
|=======================================================================================================================|
|COMMON STOCK UNDERLYING PLACEMENT AGENT                                                                                |
|WARRANTS                                                                                                               |
|-----------------------------------------------------------------------------------------------------------------------|
|                        |                           |                    |                     |                       |
|Tom Curtis              |                           |           6,300    |                     |                       |
|------------------------|---------------------------|--------------------|---------------------|-----------------------|
|Charles F. Kirby        |                           |           3,640    |                     |                       |
|------------------------|---------------------------|--------------------|---------------------|-----------------------|
|Mike Kirby              |                           |           4,060    |                     |                       |
|------------------------|---------------------------|--------------------|---------------------|-----------------------|
|David F. Lutz           |                           |           7,000    |                     |                       |
|-----------------------------------------------------------------------------------------------------------------------|
|COMMON STOCK UNDERLYING UNDERWRITER                                                                                    |
|WARRANTS                                                                                                               |
|-----------------------------------------------------------------------------------------------------------------------|
|Steven M. Bathgate      |                           |          11,400    |                     |                       |
|------------------------|---------------------------|--------------------|---------------------|-----------------------|
|Fred Birner             |                           |          10,830    |                     |                       |
|------------------------|---------------------------|--------------------|---------------------|-----------------------|
|Cohig & Associates      |                           |          46,740    |                     |                       |
|------------------------|---------------------------|--------------------|---------------------|-----------------------|
|David H. Drennen        |                           |           2,280    |                     |                       |
|------------------------|---------------------------|--------------------|---------------------|-----------------------|
|Dennis Genty            |                           |           7,410    |                     |                       |
|------------------------|---------------------------|--------------------|---------------------|-----------------------|
|Steven R. Hinkle        |                           |           9,120    |                     |                       |
|------------------------|---------------------------|--------------------|---------------------|-----------------------|
|James Hosch             |                           |           5,700    |                     |                       |
|------------------------|---------------------------|--------------------|---------------------|-----------------------|
|Ed Larkin               |                           |           4,560    |                     |                       |
|------------------------|---------------------------|--------------------|---------------------|-----------------------|
|Eugene C. McColley      |                           |          14,820    |                     |                       |
|------------------------|---------------------------|--------------------|---------------------|-----------------------|
|David C. Olson          |                           |           6,000    |                     |                       |
|------------------------|---------------------------|--------------------|---------------------|-----------------------|
|Mike Wootten            |                           |           1,140    |                     |                       |
|-----------------------------------------------------------------------------------------------------------------------|
|COMMON STOCK UNDERLYING UNDERWRITER                                                                                    |
|WARRANTS                                                                                                               |
|-----------------------------------------------------------------------------------------------------------------------|
|Steven M. Bathgate      |                           |          11,400    |                     |                       |
|------------------------|---------------------------|--------------------|---------------------|-----------------------|
|Fred Birner             |                           |          10,830    |                     |                       |
|-----------------------------------------------------------------------------------------------------------------------|

|=======================================================================================================================|
|                        |            Amount of      |    Common Stock    |    Warrants to be   |     Amount of Common  |
|                        |           Common Stock    |    to be Offered   |    Offered by the   |     Stock Owned After |
|            Name        |        Owned Before This  |   by the Selling   |        Selling      |      the Offering is  |
|                        |             Offering      |   Securityholder   |    Securityholder   |         Complete      |
|=======================================================================================================================|
|                        |                           |                    |                     |                       |
|Cohig & Associates      |                           |          46,740    |                     |                       |
|------------------------|---------------------------|--------------------|---------------------|-----------------------|
|David H. Drennen        |                           |           2,280    |                     |                       |
|------------------------|---------------------------|--------------------|---------------------|-----------------------|
|Dennis Genty            |                           |           7,410    |                     |                       |
|------------------------|---------------------------|--------------------|---------------------|-----------------------|
|Steven R. Hinkle        |                           |           9,120    |                     |                       |
|------------------------|---------------------------|--------------------|---------------------|-----------------------|
|James Hosch             |                           |           5,700    |                     |                       |
|------------------------|---------------------------|--------------------|---------------------|-----------------------|
|Ed Larkin               |                           |           4,560    |                     |                       |
|------------------------|---------------------------|--------------------|---------------------|-----------------------|
|Eugene C. McColley      |                           |          14,820    |                     |                       |
|------------------------|---------------------------|--------------------|---------------------|-----------------------|
|David C. Olson          |                           |           6,000    |                     |                       |
|------------------------|---------------------------|--------------------|---------------------|-----------------------|
|Mike Wootten            |                           |           1,140    |                     |                       |
|-----------------------------------------------------------------------------------------------------------------------|
|WARRANTS  UNDERLYING UNDERWRITER                                                                                       |
|WARRANTS                                                                                                               |
|-----------------------------------------------------------------------------------------------------------------------|
|Steven M. Bathgate      |                           |                    |           11,400    |                       |
|------------------------|---------------------------|--------------------|---------------------|-----------------------|
|Fred Birner             |                           |                    |           10,830    |                       |
|------------------------|---------------------------|--------------------|---------------------|-----------------------|
|Cohig & Associates      |                           |                    |           46,740    |                       |
|------------------------|---------------------------|--------------------|---------------------|-----------------------|
|David H. Drennen        |                           |                    |            2,280    |                       |
|------------------------|---------------------------|--------------------|---------------------|-----------------------|
|Dennis Genty            |                           |                    |            7,410    |                       |
|------------------------|---------------------------|--------------------|---------------------|-----------------------|
|Steven R. Hinkle        |                           |                    |            9,120    |                       |
|------------------------|---------------------------|--------------------|---------------------|-----------------------|
|James Hosch             |                           |                    |            5,700    |                       |
|------------------------|---------------------------|--------------------|---------------------|-----------------------|
|Ed Larkin               |                           |                    |            4,560    |                       |
|------------------------|---------------------------|--------------------|---------------------|-----------------------|
|Eugene C. McColley      |                           |                    |           14,820    |                       |
|------------------------|---------------------------|--------------------|---------------------|-----------------------|
|David C. Olson          |                           |                    |            6,000    |                       |
|------------------------|---------------------------|--------------------|---------------------|-----------------------|
|Mike Wootten            |                           |                    |            1,140    |                       |
|-----------------------------------------------------------------------------------------------------------------------|
|ORIGINAL IMAGINON OUTSTANDING WARRANTS                                                                                 |
|-----------------------------------------------------------------------------------------------------------------------|
|Thomas Olson            |                           |          17,368    |                     |                       |
|------------------------|---------------------------|--------------------|---------------------|-----------------------|
|Ralph Grills            |                           |         135,500    |                     |                       |
|------------------------|---------------------------|--------------------|---------------------|-----------------------|
|David Schaper           |                           |          54,200    |                     |                       |
|------------------------|---------------------------|--------------------|---------------------|-----------------------|
|Henry & Caroyln Fong    |                           |          81,300    |                     |                       |
|------------------------|---------------------------|--------------------|---------------------|-----------------------|
|Mark Kroeger            |                           |          28,997    |                     |                       |
|------------------------|---------------------------|--------------------|---------------------|-----------------------|
|Joseph Maenza           |                           |          54,200    |                     |                       |
|-----------------------------------------------------------------------------------------------------------------------|

|=======================================================================================================================|
|                        |            Amount of      |    Common Stock    |    Warrants to be   |     Amount of Common  |
|                        |           Common Stock    |    to be Offered   |    Offered by the   |     Stock Owned After |
|            Name        |        Owned Before This  |   by the Selling   |        Selling      |      the Offering is  |
|                        |             Offering      |   Securityholder   |    Securityholder   |         Complete      |
|=======================================================================================================================|
|                        |                           |                    |                     |                       |
|Henry Fong              |                           |           8,400    |                     |                       |
|------------------------|---------------------------|--------------------|---------------------|-----------------------|
|John Stapleton          |                           |          67,750    |                     |                       |
|------------------------|---------------------------|--------------------|---------------------|-----------------------|
|John Kubinski           |                           |          27,100    |                     |                       |
|------------------------|---------------------------|--------------------|---------------------|-----------------------|
|Wayne Mills             |                           |         271,000    |                     |                       |
|------------------------|---------------------------|--------------------|---------------------|-----------------------|
|Infinity Advisors, Inc. |                           |          40,000    |                     |                       |
|------------------------|---------------------------|--------------------|---------------------|-----------------------|
|Gary Tice               |                           |          60,000    |                     |                       |
|------------------------|---------------------------|--------------------|---------------------|-----------------------|
|Regis Dahl              |                           |         135,500    |                     |                       |
|-----------------------------------------------------------------------------------------------------------------------|
|OTHER WARRANTS                                                                                                         |
|-----------------------------------------------------------------------------------------------------------------------|
|Regis Dahl              |                           |          20,000    |                     |                       |
|------------------------|---------------------------|--------------------|---------------------|-----------------------|
|Regis Dahl              |                           |          15,000    |                     |                       |
|------------------------|---------------------------|--------------------|---------------------|-----------------------|
|Gary Altman             |                           |          51,400    |                     |                       |
|------------------------|---------------------------|--------------------|---------------------|-----------------------|
|Gary Altman             |                           |         150,000    |                     |                       |
|------------------------|---------------------------|--------------------|---------------------|-----------------------|
|Ralph H. Grills, Jr.    |                           |         100,000    |                     |                       |
|------------------------|---------------------------|--------------------|---------------------|-----------------------|
|Univest Management      |                           |          58,331    |                     |                       |
|-----------------------------------------------------------------------------------------------------------------------|
|COMMON STOCK ISSUANCES                                                                                                 |
|-----------------------------------------------------------------------------------------------------------------------|
|Brian C. Simpson        |                           |          10,000    |                     |                       |
|------------------------|---------------------------|--------------------|---------------------|-----------------------|
|Hung-Chang Yang         |                           |          10,000    |                     |                       |
|------------------------|---------------------------|--------------------|---------------------|-----------------------|
|Barry Hollander         |                           |           8,000    |                     |                       |
|------------------------|---------------------------|--------------------|---------------------|-----------------------|
|Henry Fong              |                           |          20,800    |                     |                       |
|------------------------|---------------------------|--------------------|---------------------|-----------------------|
|Regis Dahl              |                           |          67,750    |                     |                       |
|------------------------|---------------------------|--------------------|---------------------|-----------------------|
|Generation Capital      |                           |         142,750    |                     |                       |
|------------------------|---------------------------|--------------------|---------------------|-----------------------|
|Wayne Mills             |                           |         154,573    |                     |                       |
|------------------------|---------------------------|--------------------|---------------------|-----------------------|
|Larry Katz              |                           |          67,750    |                     |                       |
|-----------------------------------------------------------------------------------------------------------------------|
|USA SKATE CORP. COMMON STOCK DISTRIBUTION                                                                              |
|-----------------------------------------------------------------------------------------------------------------------|
|R. Andrew Giradot       |                           |           41,250   |                     |                       |
|------------------------|---------------------------|--------------------|---------------------|-----------------------|
|Ralph Grills            |                           |           75,000   |                     |                       |
|-----------------------------------------------------------------------------------------------------------------------|

|=======================================================================================================================|
|                        |            Amount of      |    Common Stock    |    Warrants to be   |     Amount of Common  |
|                        |           Common Stock    |    to be Offered   |    Offered by the   |     Stock Owned After |
|            Name        |        Owned Before This  |   by the Selling   |        Selling      |      the Offering is  |
|                        |             Offering      |   Securityholder   |    Securityholder   |         Complete      |
|=======================================================================================================================|
|                        |                           |                    |                     |                       |
|Joseph Hovorka          |                           |          45,000    |                     |                       |
|------------------------|---------------------------|--------------------|---------------------|-----------------------|
|John T. Kubinski        |                           |          75,000    |                     |                       |
|------------------------|---------------------------|--------------------|---------------------|-----------------------|
|L&S Partners            |                           |          33,750    |                     |                       |
|------------------------|---------------------------|--------------------|---------------------|-----------------------|
|Wayne Mills             |                           |          75,000    |                     |                       |
|------------------------|---------------------------|--------------------|---------------------|-----------------------|
|Ralph Murad             |                           |          10,500    |                     |                       |
|------------------------|---------------------------|--------------------|---------------------|-----------------------|
|David Olson             |                           |          30,000    |                     |                       |
|------------------------|---------------------------|--------------------|---------------------|-----------------------|
|Greg Pusey              |                           |          63,000    |                     |                       |
|------------------------|---------------------------|--------------------|---------------------|-----------------------|
|Arlene Raskin           |                           |          15,000    |                     |                       |
|------------------------|---------------------------|--------------------|---------------------|-----------------------|
|Laurence Alpert         |                           |          75,000    |                     |                       |
|------------------------|---------------------------|--------------------|---------------------|-----------------------|
|Anker Bank              |                           |          30,000    |                     |                       |
|------------------------|---------------------------|--------------------|---------------------|-----------------------|
|Carylyn Bell            |                           |          15,000    |                     |                       |
|------------------------|---------------------------|--------------------|---------------------|-----------------------|
|Brimstone Limited       |                           |         300,000    |                     |                       |
|------------------------|---------------------------|--------------------|---------------------|-----------------------|
|Russell Casement        |                           |          57,750    |                     |                       |
|------------------------|---------------------------|--------------------|---------------------|-----------------------|
|Regis Dahl              |                           |          12,750    |                     |                       |
|------------------------|---------------------------|--------------------|---------------------|-----------------------|
|Emitex, Inc.            |                           |          60,000    |                     |                       |
|------------------------|---------------------------|--------------------|---------------------|-----------------------|
|Irene Friedlob          |                           |          15,000    |                     |                       |
|------------------------|---------------------------|--------------------|---------------------|-----------------------|
|GA Partnership          |                           |          49,500    |                     |                       |
|------------------------|---------------------------|--------------------|---------------------|-----------------------|
|Bentrand T. Ungar       |                           |         150,000    |                     |                       |
|------------------------|---------------------------|--------------------|---------------------|-----------------------|
|VLA Partnership         |                           |           7,500    |                     |                       |
|------------------------|---------------------------|--------------------|---------------------|-----------------------|
|Mike D. Wooten          |                           |          28,500    |                     |                       |
|------------------------|---------------------------|--------------------|---------------------|-----------------------|
|Michael Casazza         |                           |          62,501    |                     |                       |
|-----------------------------------------------------------------------------------------------------------------------|
|USA SKATE CORP. CONVERSION OF NOTES                                                                                    |
|-----------------------------------------------------------------------------------------------------------------------|
|Michael S. Casazza      |                           |          81,813    |                     |                       |
|------------------------|---------------------------|--------------------|---------------------|-----------------------|
|Thomas McCarthy         |                           |          21,250    |                     |                       |
|------------------------|---------------------------|--------------------|---------------------|-----------------------|
|Alexander B. Neel       |                           |          10,625    |                     |                       |
|------------------------|---------------------------|--------------------|---------------------|-----------------------|
|William G. Field        |                           |           5,000    |                     |                       |
|------------------------|---------------------------|--------------------|---------------------|-----------------------|
|John Ballard            |                           |          19,350    |                     |                       |
|------------------------|---------------------------|--------------------|---------------------|-----------------------|
|Tricun Development      |                           |          29,937    |                     |                       |
|-----------------------------------------------------------------------------------------------------------------------|

|=======================================================================================================================|
|                        |            Amount of      |    Common Stock    |    Warrants to be   |     Amount of Common  |
|                        |           Common Stock    |    to be Offered   |    Offered by the   |     Stock Owned After |
|            Name        |        Owned Before This  |   by the Selling   |        Selling      |      the Offering is  |
|                        |             Offering      |   Securityholder   |    Securityholder   |         Complete      |
|=======================================================================================================================|
|                        |                           |                    |                     |                       |
|Donald Gross            |                           |           5,312    |                     |                       |
|------------------------|---------------------------|--------------------|---------------------|-----------------------|
|Springmeadow Limited    |                           |          21,250    |                     |                       |
|Partnership             |                           |                    |                     |                       |
|-----------------------------------------------------------------------------------------------------------------------|
|USA SKATE CORP. COMMON STOCK "KICKER                                                                                   |
|SHARES"                                                                                                                |
|-----------------------------------------------------------------------------------------------------------------------|
|John Ballard            |                           |          18,876    |                     |                       |
|------------------------|---------------------------|--------------------|---------------------|-----------------------|
|T. Walter Brashier      |                           |           4,569    |                     |                       |
|------------------------|---------------------------|--------------------|---------------------|-----------------------|
|Cambridge Holdings,     |                           |          18,876    |                     |                       |
|Ltd.                    |                           |                    |                     |                       |
|------------------------|---------------------------|--------------------|---------------------|-----------------------|
|Michael S. Casazza      |                           |           1,294    |                     |                       |
|------------------------|---------------------------|--------------------|---------------------|-----------------------|
|Russell Casement        |                           |          30,203    |                     |                       |
|------------------------|---------------------------|--------------------|---------------------|-----------------------|
|Russell Casement, DDS,  |                           |           9,537    |                     |                       |
|P.C. Employee Profit    |                           |                    |                     |                       |
|Sharing Plan            |                           |                    |                     |                       |
|------------------------|---------------------------|--------------------|---------------------|-----------------------|
|CLFS Equities, Ltd.     |                           |           4,715    |                     |                       |
|------------------------|---------------------------|--------------------|---------------------|-----------------------|
|Arthur N. and Helen S.  |                           |           7,548    |                     |                       |
|Converse                |                           |                    |                     |                       |
|------------------------|---------------------------|--------------------|---------------------|-----------------------|
|Cord Investment Co.     |                           |          18,876    |                     |                       |
|------------------------|---------------------------|--------------------|---------------------|-----------------------|
|Creative Investment     |                           |           4,715    |                     |                       |
|Services, Inc.          |                           |                    |                     |                       |
|------------------------|---------------------------|--------------------|---------------------|-----------------------|
|DeJure, Ltd.            |                           |          88,727    |                     |                       |
|------------------------|---------------------------|--------------------|---------------------|-----------------------|
|William G. Field, MD    |                           |           4,715    |                     |                       |
|------------------------|---------------------------|--------------------|---------------------|-----------------------|
|FBO Freberg &           |                           |           4,715    |                     |                       |
|Company, Inc.           |                           |                    |                     |                       |
|------------------------|---------------------------|--------------------|---------------------|-----------------------|
|GA Partnership          |                           |          15,082    |                     |                       |
|------------------------|---------------------------|--------------------|---------------------|-----------------------|
|Generation Capital      |                           |           6,092    |                     |                       |
|Associates              |                           |                    |                     |                       |
|------------------------|---------------------------|--------------------|---------------------|-----------------------|
|Darryl L. and Sharon    |                           |           5,282    |                     |                       |
|Getman                  |                           |                    |                     |                       |
|-----------------------------------------------------------------------------------------------------------------------|

|=======================================================================================================================|
|                        |            Amount of      |    Common Stock    |    Warrants to be   |     Amount of Common  |
|                        |           Common Stock    |    to be Offered   |    Offered by the   |     Stock Owned After |
|            Name        |        Owned Before This  |   by the Selling   |        Selling      |      the Offering is  |
|                        |             Offering      |   Securityholder   |    Securityholder   |         Complete      |
|=======================================================================================================================|
|                        |                           |                    |                     |                       |
|R. Andrew Girardot, Jr. |                           |          18,876    |                     |                       |
|DDS                     |                           |                    |                     |                       |
|------------------------|---------------------------|--------------------|---------------------|-----------------------|
|Donald Gross            |                           |           1,523    |                     |                       |
|------------------------|---------------------------|--------------------|---------------------|-----------------------|
|Carl W. Hefton          |                           |           4,715    |                     |                       |
|------------------------|---------------------------|--------------------|---------------------|-----------------------|
|Ming Hsu                |                           |          18,876    |                     |                       |
|------------------------|---------------------------|--------------------|---------------------|-----------------------|
|James A. and Ada L.     |                           |           4,715    |                     |                       |
|Jones                   |                           |                    |                     |                       |
|------------------------|---------------------------|--------------------|---------------------|-----------------------|
|Michael Leiter          |                           |           9,436    |                     |                       |
|------------------------|---------------------------|--------------------|---------------------|-----------------------|
|Charles David Luther    |                           |           4,715    |                     |                       |
|------------------------|---------------------------|--------------------|---------------------|-----------------------|
|RD Luther               |                           |           4,715    |                     |                       |
|------------------------|---------------------------|--------------------|---------------------|-----------------------|
|Gary Magness            |                           |           9,436    |                     |                       |
|------------------------|---------------------------|--------------------|---------------------|-----------------------|
|Thomas McCarthy         |                           |           1,523    |                     |                       |
|------------------------|---------------------------|--------------------|---------------------|-----------------------|
|Alexander B. Neel       |                           |             761    |                     |                       |
|------------------------|---------------------------|--------------------|---------------------|-----------------------|
|James H. O'Keefe        |                           |           4,715    |                     |                       |
|------------------------|---------------------------|--------------------|---------------------|-----------------------|
|Rons Family Living      |                           |           9,436    |                     |                       |
|Trust                   |                           |                    |                     |                       |
|------------------------|---------------------------|--------------------|---------------------|-----------------------|
|William L. Schuetz      |                           |           9,436    |                     |                       |
|------------------------|---------------------------|--------------------|---------------------|-----------------------|
|Glen E. Sibley          |                           |           4,715    |                     |                       |
|------------------------|---------------------------|--------------------|---------------------|-----------------------|
|Springmeadow Limited    |                           |             381    |                     |                       |
|Partnership             |                           |                    |                     |                       |
|------------------------|---------------------------|--------------------|---------------------|-----------------------|
|Sumitomo                |                           |           9,436    |                     |                       |
|Bank/Wintrode           |                           |                    |                     |                       |
|------------------------|---------------------------|--------------------|---------------------|-----------------------|
|Stephen J. Tierschel    |                           |           4,715    |                     |                       |
|------------------------|---------------------------|--------------------|---------------------|-----------------------|
|Trican Developments     |                           |          18,876    |                     |                       |
|------------------------|---------------------------|--------------------|---------------------|-----------------------|
|Kenneth L. Weiner       |                           |           3,538    |                     |                       |
|------------------------|---------------------------|--------------------|---------------------|-----------------------|
|Paine Webber CF -       |                           |           3,063    |                     |                       |
|Penelope Avery Jones    |                           |                    |                     |                       |
|=======================================================================================================================|

                              PLAN OF DISTRIBUTION

         The shares of Common Stock issuable upon the exercise of the Publicly-held Warrants will be offered solely by the Company, and no underwriters are participating in this offering.

         We are also registering the shares offered hereby in part on behalf of the Selling Securityholders. As used in this section, the term "Selling Securityholders" include donees, pledgees, transferees and other successors in interest selling shares received from the selling shareholder after the date of this Prospectus. We will pay all costs and expenses in connection with the preparation of this Prospectus and the registration of the shares offered hereby. Brokerage commissions and similar selling expenses, if any, attributable to the sale of shares will be borne by the Selling Securityholders. Sales of shares may be effected by the Selling Securityholders from time to time in one or more types of transactions (which may include block transactions) on the Nasdaq SmallCap Market, in negotiated transactions, through put or call options transactions relating to the shares, through short sales of shares, or a combination of such methods of sale at market prices prevailing at the time of sale, or at negotiated prices. Such transactions may or may not involve brokers or dealers. The Selling Securityholders have advised us that they have not entered into any agreements, understandings or arrangements with any underwriters or broker-dealers regarding the sale of the shares, nor is there an underwriter or coordinating broker acting in connection with the proposed sale of shares by the Selling Securityholders.

         We have agreed to indemnify the Selling Securityholders and their officers, directors, employees and agents, and each person who controls any Selling Securityholder, in certain circumstances against certain liabilities, including liabilities arising under the Securities Act. Each Selling securityholder has agreed to indemnify the Company and its directors and officers in certain circumstances against certain liabilities, including liabilities arising under the Securities Act.

         The Selling Securityholders and any broker-dealers that act in connection with the sale of securities might be deemed to be "underwriters" within the meaning of Section 2(11) of the Securities Act, and any commissions received by such broker-dealers and any profit on the resale of the securities sold by them while acting as principals might be deemed to be underwriting discounts or commissions under the Securities Act.

         Because Selling Securityholders may be deemed to be "underwriters" within the meaning of Section 2(11) of the Securities Act, the Selling Securityholders will be subject to the prospectus delivery requirements of the Securities Act. We have informed the Selling Securityholders that the anti-manipulative provisions of Regulation M promulgated under the Exchange Act may apply to their sales in the market.

         Selling Securityholders also may resell all or a portion of the Shares in open market transactions in reliance upon Rule 144 under the Securities Act, provided they meet the criteria and conform to the requirements of that Rule.

                      SPECIAL CONSIDERATIONS TO THE HOLDERS
                          OF THE PUBLICLY-HELD WARRANTS

         The shares of Common Stock issuable upon the exercise of the Publicly-held Warrants will be offered solely by the Company, and no underwriters are participating in this offering.

         For a holder of the Publicly-held Warrants to exercise the warrants, there must be a current registration statement covering the securities underlying the warrants on file with the Securities and Exchange Commission and various state securities commissions.

The Company intends to maintain a current registration statement while the Publicly-held Warrants are exercisable. The Publicly-Held Warrants are currently due to expire on June 30, 1999.

         The Company has requested from its warrant agent a list of record holders of the Publicly-held Warrants and the states in which the beneficial holders of the Publicly-held Warrants reside, and is researching the Blue Sky laws of those states to determine if exercise of these warrants is permitted in those states. These warrants may be deprived of any value if a current prospectus covering the securities issuable upon the exercise thereof is not kept effective or if such underlying securities are not qualified in the states in which the holders of the Publicly-held Warrants reside.

                              EXERCISE OF WARRANTS

         All warrants may be exercised on or prior to expiration of the applicable warrant exercise period, with an executed form of "Election to Purchase" on the reverse side of the certificate and accompanied by payment of the full exercise price for the number of warrants being exercised. Payment must be by certified funds or cashier's check, payable to the order of the warrant agent in the case of the Publicly-held Warrants, and to the Company, in the case of the Selling Securityholders warrants. The warrant agent for the Publicly-held Warrants is Corporate Stock Transfer, Inc., 370 17th Street, Suite 2350, Denver, Colorado 80202.


         INDEMNIFICATION PROVIDED IN CONNECTION WITH THE OFFERING BY THE
                            SELLING SECURITYHOLDERS

         With respect to a registration statement relating to the securities being offered by the Selling Securityholders, the Selling Securityholders have agreed to indemnify, to the extent permitted by law, the Company, its directors, certain of its officers and each person who controls the Company (within the meaning of the Securities Act) against any losses, claims, damages, liabilities and expenses resulting from any untrue or alleged untrue statement of material fact or any omission or alleged omission of a material fact required to be stated in a registration statement or prospectus, or any amendment thereof or supplement thereto or necessary to make the statements therein (in the case of a prospectus, in the light of the circumstances under which they were made) not misleading, in each case to the extent, but only to the extent, that any such loss, liability, claim, damage or expense arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information or affidavits relating to the Selling Securityholders furnished by the Selling Securityholders to the Company for use therein.

         Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers, or persons controlling the Company pursuant to the foregoing provisions, the Company has been informed that in the opinion of the Commission, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

                                  LEGAL MATTERS

         The legality of the securities of Common Stock being offered will be passed on for the Company by Friedlob Sanderson Raskin Paulson & Tourtillott, LLC, Denver, Colorado.

                                     EXPERTS

         The financial statements of the Company as of December 31, 1997 and for the years ended December 31, 1997 and 1996, incorporated by reference in this prospectus from the Annual Report on Form 10-KSB/A, have been incorporated herein in reliance on the report of Gelfond Hochstadt Pangburn & Co., independent certified public accountants, given on the authority of said firm as experts in accounting and auditing.

                                 IMAGINON, INC.

                        1,870,000 Shares of Common Stock
                       underlying Publicly-held Warrants

                                      and

                  1,582,845 Shares of Common Stock underlying
                   Warrants owned by Selling Securityholders

                                      and

       2,394,585 Shares of Common Stock owned by Selling Securityholders

                                      and

                120,000 Warrants to Purchase Warrants to Purchase
                 120,000 Shares of Common Stock of the Company



                                February 8, 1999




                      ------------------------------------

                                   PROSPECTUS

                      ------------------------------------



--------------------------------------------------------------------------------
|         No dealer,  salesman or other person has been authorized to give any |
| information or to make any representations other than those contained in | | this prospectus. Any information or representations not herein contained, if | | given or made, must not be relied upon as having been authorized by the | | company. This prospectus does not constitute an offer or solicitation in | | respect to these securities in any jurisdiction in which such offer or | | solicitation would be unlawful. The delivery of this prospectus shall not | | under any circumstances, create any implication that there has been no | | change in the affairs of the company or that the information contained | | herein is correct as of any time subsequent to the date of this prospectus. | | However, in the event of a material change, this prospectus will be amended |
| or supplemented accordingly.                                                 |
--------------------------------------------------------------------------------

               PART II - INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14 - OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

         The following is an itemization of all expenses (subject to future contingencies) incurred or to be incurred by the Registrant in connection with the issuance and distribution of the securities being offered. All expenses are estimated except the registration fee.

     Registration and filing fee                            $ 4,916
     NASD filing fee                                         54,370
     Printing                                                 2,000
     Accounting fees and expenses                             3,000
     Legal fees and expenses                                 12,000
     Blue sky fees and expenses                                   0
     Transfer and Warrant Agent                               5,000
     Other                                                    6,714
                                                            -------
         Total                                              $88,000
                                                            =======

ITEM 15 - INDEMNIFICATION OF DIRECTORS AND OFFICERS

INDEMNIFICATION PROVIDED UNDER THE COMPANY'S CERTIFICATE OF INCORPORATION

         Section 145 of the Delaware General Corporation Law and Article Ninth of the Registrant's Certificate of Incorporation provides for, under certain circumstances, the indemnification of the Registrant's officers, directors, employees and agents against liabilities which they may incur in such capacities. A summarization of the circumstances in which such indemnifications provided for is contained herein, but that description is qualified in its entirety by reference to Article Ninth of the Registrant's Certificate of Incorporation and the relevant Section of the Delaware General Corporation Law.

         In general, the statute provides that any director, officer, employee or agent of a corporation may be indemnified against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement, actually and reasonably incurred in a proceeding (including any civil, criminal, administrative or investigative proceeding) to which the individual was a party by reason of such status. Such indemnity may be provided if the indemnified person's actions resulting in the liabilities: (i) were taken in good faith;
(ii) were reasonably believed to have been in or not opposed to the Registrant's best interest; and (iii) with respect to any criminal action, such person had no reasonable cause to believe the actions were unlawful. Unless ordered by a court, indemnification generally may be awarded only after a determination of independent members of the Board of Directors or committee thereof, by independent legal counsel or by vote of the stockholders that the applicable standard of conduct was met by the individual to be indemnified.

         The statutory provisions further provide that to the extent a director, officer, employee or agent is wholly successful on the merits or otherwise in defense of any proceeding to which he was a party, he is entitled to receive indemnification against expenses, including attorneys' fees, actually and reasonably incurred in connection with the proceeding.

         Indemnification in connection with a proceeding by or in the right of the Company in which the director, officer, employee or agent is successful is permitted only with respect to expenses, including attorneys' fees actually and reasonably incurred in connection with the defense. In such actions, the person to be indemnified must have acted in good faith, in a manner believed to have been in the Company's best interest and must not have been adjudged liable to the Company unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability, in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expense which the Court of Chancery or such other court shall deem proper. Indemnification is otherwise prohibited in connection with a proceeding brought on behalf of the Registrant in which a director is adjudged liable to the Registrant, or in connection with any proceeding charging improper personal benefit to the director in which the director is adjudged liable for receipt of an improper personal benefit.

         Delaware law authorizes the Registrant to reimburse or pay reasonable expenses incurred by a director, officer, employee or agent in connection with a proceeding in advance of a final disposition of the matter. Such advances of expenses are permitted if the person furnishes to the ImaginOn a written agreement to repay such advances if it is determined that he is not entitled to be indemnified by the Company.

         The statutory section cited above further specifies that any provisions for indemnification of or advances for expenses does not exclude other rights under the Registrant's Certificate of Incorporation, Bylaws, resolutions of its stockholders or disinterested directors, or otherwise. These indemnification provisions continue for a person who has ceased to be a director, officer, employee or agent of the Company and inure to the benefit of the heirs, executors and administrators of such persons.

         The statutory provision cited above also grants the power to the Registrant to purchase and maintain insurance policies which protect any director, officer, employee or agent against any liability asserted against or incurred by him in such capacity arising out of his status as such. Such policies may provide for indemnification whether or not the Company would otherwise have the power to provide for it. No such policies providing protection against liabilities imposed under the securities laws have been obtained by the Registrant.

         Article VIII of the Registrant's Bylaws provides that the Registrant shall indemnify its directors, officers, employees and agents to the fullest extent permitted by the Delaware General Corporation Law. In addition, the Registrant has entered into agreements with its directors indemnifying them to the fullest extent permitted by the Delaware General Corporation Law.

ITEM 16           EXHIBITS
--------------------------------------------------------------------------------

         The following is a complete list of exhibits filed as part of this Registration Statement:

No.         Description

3(i).1 Certificate of Incorporation of the Registrant. (INCORPORATED BY REFERENCE TO EXHIBIT 3.1 TO THE REGISTRANT'S REGISTRATION STATEMENT ON FORM SB-2, REGISTRATION NO. 33-85108 AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION "SEC" ON OCTOBER 13, 1994 (THE "1994 REGISTRATION STATEMENT").)

3(i).2 Certificate of Designations for Series B 4% Convertible Preferred Stock. (INCORPORATED BY REFERENCE TO EXHIBIT 3.(I).1 OF THE REGISTRANT'S JUNE 30, 1998 10-QSB.)

3(i).3 Certificate of Designations for Series C 4% Convertible Preferred Stock. (INCORPORATED BY REFERENCE TO EXHIBIT 3.4 OF THE REGISTRANT'S DECEMBER 21, 1998 FORM S-3/A

3(i).4 Certificate of Designations for Series D 4% Convertible Preferred Stock. FILED HEREWITH

3(i).5 Amendment to Certificate of Incorporation of the Registrant dated July 22, 1998. FILED HEREWITH.

3(i).6 Amendment to Certificate of Incorporation of the Registrant dated December 17, 1998. FILED HEREWITH.

3(ii).1     Bylaws as currently in effect. (INCORPORATED BY REFERENCE TO EXHIBIT
            3.2 TO THE 1994 REGISTRATION STATEMENT.)

4.1         Specimen of Common Stock certificate. (INCORPORATED BY REFERENCE TO
            EXHIBIT 4.1 TO AMENDMENT NO. 4 TO THE 1994 REGISTRATION STATEMENT, FILED WITH THE SEC ON DECEMBER 22, 1994 ("1994 AMENDMENT #4).)

5.1         Opinion of Friedlob Sanderson Raskin Paulson & Tourtillott, LLC.
            FILED HEREWITH.

23.1        Consent of Independent Certified Public Accountants. FILED HEREWITH.

23.2 Consent of Friedlob Sanderson Raskin Paulson & Tourtillott, LLC, (INCLUDED IN EXHIBIT 5.1)

ITEM 17 - UNDERTAKINGS

The undersigned Registrant hereby undertakes:

         1. To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

         2. That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         3. To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         4. That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to the initial bona fide offering thereof.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Carlos, State of California, on February 8,
1999.

                             IMAGINON, INC.


                             By:/S/ DAVID M. SCHWARTZ
                                -------------------------------------
                                David M. Schwartz, Chairman, CEO and President

         KNOW ALL MEN BY THESE PRESENCE, THAT THE UNDERSIGNED OFFICERS AND/OR DIRECTORS OF IMAGINON, INC., BY VIRTUE OF THEIR SIGNATURES APPEARING BELOW, HEREBY CONSTITUTE AND APPOINT DAVID M. SCHWARTZ, WITH FULL POWER OF SUBSTITUTION, AS ATTORNEY-IN-FACT IN THEIR NAMES, PLACES AND STEED'S TO EXECUTE ANY AND ALL AMENDMENTS TO THIS REGISTRATION STATEMENT ON FORM S-3 IN THE CAPACITIES SET FORTH OPPOSITE THEIR NAMES BELOW AND HEREBY RATIFY ALL THAT SAID ATTORNEY-IN-FACT MAY DO BY VIRTUE HEREOF.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

SIGNATURES                             TITLE                         DATE
----------                             -----                         ----

/S/ DAVID M. SCHWARTZ      Chief Executive Officer, Chief       February 8, 1999
-----------------------  Financial Officer, Chief Accounting
David M. Schwartz          Officer, President and Director

/S/ LEONARD W. KAIN
-----------------------        Secretary and Director           February 8, 1999
Leonard W. Kain

/S/ MARY E. FINN
-----------------------               Director                  February 8, 1999
Mary E. Finn